UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 24, 2016

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 - Results of Operations and Financial Condition.

On October 24, 2016, Park National Corporation (“Park”) issued a news release (the “Financial Results News Release”) announcing financial results for the three and nine months ended September 30, 2016. A copy of the Financial Results News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Park's management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate Park's performance. Specifically, management reviews return on average tangible equity, return on average tangible assets, tangible equity to tangible assets and tangible book value per share. Management has included in the Financial Results News Release information relating to the annualized return on average tangible equity, annualized return on average tangible assets, tangible equity to tangible assets and tangible book value per share for the three months ended September 30, 2016, June 30, 2016 and September 30, 2015 and the nine months ended September 30, 2016 and September 30, 2015. For purposes of calculating the annualized return on average tangible equity, a non-GAAP financial measure, net income for each period is divided by average tangible equity during the period. Average tangible equity equals average shareholders' equity during the applicable period less average goodwill during the applicable period. For the purpose of calculating the annualized return on average tangible assets, a non-GAAP financial measure, net income for each period is divided by average tangible assets during the period. Average tangible assets equals average assets during the applicable period less average goodwill during the applicable period. For the purpose of calculating tangible equity to tangible assets, a non-GAAP financial measure, tangible equity is divided by tangible assets. Tangible equity equals shareholders' equity less goodwill, in each case at period end. Tangible assets equals total assets less goodwill, in each case at period end. For the purpose of calculating tangible book value per share, a non-GAAP financial measure, tangible equity is divided by common shares outstanding at period end. Management believes that the disclosure of return on average tangible equity, return on average tangible assets, tangible equity to tangible assets and tangible book value per share presents additional information to the reader of the consolidated financial statements, which, when read in conjunction with the consolidated financial statements prepared in accordance with GAAP, assists in analyzing Park's operating performance, ensures comparability of operating performance from period to period, and facilitates comparisons with the performance of Park's peer financial holding companies and bank holding companies, while eliminating certain non-operational effects of acquisitions. In the Financial Results News Release, Park has provided a reconciliation of average tangible equity to average shareholders' equity, average tangible assets to average assets, tangible equity to shareholders' equity and tangible assets to total assets solely for the purpose of complying with SEC Regulation G and not as an indication that return on average tangible equity, return on average tangible assets, tangible equity to tangible assets and tangible book value per share are substitutes for return on average equity, return on average assets, shareholders' equity to total assets and book value per share, respectively, as determined by GAAP.

Item 7.01 - Regulation FD Disclosure

Financial Results by segment
The table below reflects the net income (loss) by segment for the first, second and third quarters of 2016, for the first nine months of 2016 and 2015, and for the fiscal years ended December 31, 2015 and 2014. Park's segments include The Park National Bank ("PNB"), Guardian Financial Services Company (“GFSC”), SE Property Holdings, LLC ("SEPH") and all other which primarily consists of Park as the "Parent Company."

Net income (loss) by segment
(In thousands)	Q3 2016	Q2 2016	Q1 2016	Nine months YTD 2016	Nine months YTD 2015	2015	2014
PNB	$25,491	$21,078	$21,744	$68,313	$61,199	$84,345	$82,907
GFSC	640	626	(1,836)	(570)	1,082	1,423	1,175
Parent Company	(665)	(1,069)	(1,834)	(3,568)	(1,654)	(4,549)	(5,050)
Ongoing operations	$25,466	$20,635	$18,074	$64,175	$60,627	$81,219	$79,032
SEPH	1,983	(637)	612	1,958	(504)	(207)	4,925
Total Park	$27,449	$19,998	$18,686	$66,133	$60,123	$81,012	$83,957

The category “Parent Company” above excludes the results for SEPH, an entity which is winding down commensurate with the disposition of its nonperforming assets. Management considers the “Ongoing operations” results, which exclude the results of SEPH, to reflect the business of Park and its subsidiaries going forward. The discussion below provides additional information regarding the segments that make up the “Ongoing operations”, followed by additional information regarding SEPH.

The Park National Bank (PNB)

The table below reflects PNB's net income for the first, second and third quarters of 2016, for the first nine months of 2016 and 2015, and for the fiscal years ended December 31, 2015 and 2014.

(In thousands)	Q3 2016	Q2 2016	Q1 2016	Nine months YTD 2016	Nine months YTD 2015	2015	2014
Net interest income	$57,033	$56,006	$57,155	$170,194	$164,559	$220,879	$218,641
(Recovery of) provision for loan losses	(3,345)	1,362	1,533	(450)	7,329	7,665	3,517
Other income	19,279	18,508	17,223	55,010	56,431	75,188	69,384
Other expense	42,327	42,731	41,360	126,418	124,662	167,476	163,641
Income before income taxes	$37,330	$30,421	$31,485	$99,236	$88,999	$120,926	$120,867
Federal income taxes	11,839	9,343	9,741	30,923	27,800	36,581	37,960
Net income	$25,491	$21,078	$21,744	$68,313	$61,199	$84,345	$82,907

Net interest income of $170.2 million for the nine months ended September 30, 2016 represented a $5.6 million, or 3.4%, increase, compared to $164.6 million for the nine months ended September 30, 2015. The increase was primarily due to a $223 million, or 4.6%, increase in average loans from $4.8 billion for the nine months ended September 30, 2015, to $5.1 billion for the nine months ended September 30, 2016. Included in interest income for the nine months ended September 30, 2016 was $725,000 in income related to PNB participations in legacy Vision Bank ("Vision") assets, compared to $184,000 for the nine months ended September 30, 2015. The increase in interest income on loans was partially offset by a $2.3 million decrease in interest income on investments from $27.6 million for the nine months ended September 30, 2015, to $25.3 million for the nine months ended September 30, 2016.
The recovery of loan losses of $450,000 for the nine months ended September 30, 2016 represented an improvement of $7.8 million, compared to a provision of loan losses of $7.3 million for the same period in 2015. Refer to the “Credit Metrics and (Recovery of) Provision for Loan Losses” section for additional details regarding the level of the (recovery of) provision for loan losses recognized in each period presented above.

Other income of $55.0 million for the nine months ended September 30, 2016 represented a $1.4 million, or 2.5%, decrease, compared to $56.4 million for the same period in 2015. The $1.4 million decrease was primarily due to income of $1.3 million related to proceeds from the death benefits paid from bank owned life insurance policies in 2015, income of $372,000 related to the sale of a building in 2015, $544,000 in income related to check card incentives in 2015 and an aggregate decrease of $724,000 in gain on sale of OREO, net, OREO valuation adjustments, and other OREO income in 2016 compared to 2015.  These items were offset by a $732,000 increase in other service income primarily related to mortgage loan originations, a $521,000 increase in check card income, and a $812,000 increase in income from fiduciary activities, in each case in 2016 compared to 2015.

Other expense of $126.4 million for the nine months ended September 30, 2016 represented an increase of $1.8 million, or 1.4%, compared to $124.7 million for the same period in 2015. The $1.8 million increase was primarily related to a $965,000 increase in salaries expense of which $401,000 was related to severence, a $1.6 million increase in furniture and equipment expense, and a $1.0 million increase in professional fees and services, offset by a decrease of $2.6 million related to employee benefits expense, largely related to a decline in medical expenses.

PNB's results for the nine months ended September 30, 2016 and 2015, and for the fiscal year ended December 31, 2015, included income and expense related to participations in legacy Vision assets. The impact of these participations on particular items within PNB's income and expense for these periods is detailed in the table below:

	Nine months YTD 2016			Nine months YTD 2015			2015
(In thousands)	PNB as reported	Adjustments (1)	PNB as adjusted	PNB as reported	Adjustments (1)	PNB as adjusted	PNB as reported	Adjustments (1)	PNB as adjusted
Net interest income	$170,194	$725	$169,469	$164,559	$184	$164,375	$220,879	$241	$220,638
(Recovery of) provision for loan losses	(450)	(2,736)	2,286	7,329	(1,352)	8,681	7,665	(1,453)	9,118
Other income	55,010	163	54,847	56,431	1,214	55,217	75,188	1,225	73,963
Other expense	126,418	479	125,939	124,662	599	124,063	167,476	700	166,776
Income before income taxes	$99,236	$3,145	$96,091	$88,999	$2,151	$86,848	$120,926	$2,219	$118,707
Federal income tax expense	30,923	980	29,943	27,800	672	27,128	36,581	671	35,910
Net income	$68,313	$2,165	$66,148	$61,199	$1,479	$59,720	$84,345	$1,548	$82,797
(1) Adjustments consist of the impact on the particular items reported in PNB's income statement of PNB participations in legacy Vision assets.

The table below provides certain balance sheet information and financial ratios for PNB as of September 30, 2016, December 31, 2015 and September 30, 2015.

(In thousands)	September 30, 2016	December 31, 2015	September 30, 2015	% change from 12/31/15	% change from 09/30/15
Loans	$5,148,482	$5,029,072	$4,960,654	2.37%	3.79%
Allowance for loan losses	51,573	54,453	56,403	(5.29)%	(8.56)%
Net loans	5,096,909	4,974,619	4,904,251	2.46%	3.93%
Investment securities	1,475,863	1,641,539	1,467,009	(10.09)%	0.60%
Total assets	7,287,923	7,229,764	7,216,773	0.80%	0.99%
Average assets (1)	7,339,517	7,219,898	7,206,175	1.66%	1.85%
Efficiency ratio	55.73%	56.42%	56.27%	(1.22)%	(0.96)%
Return on average assets (2)	1.24%	1.17%	1.14%	5.98%	8.77%
(1) Average assets for the nine-month periods ended September 30, 2016 and 2015 and for the fiscal year ended December 31, 2015.
(2) Annualized for the nine-month periods ended September 30, 2016 and 2015.

Loans outstanding at September 30, 2016 were $5.15 billion, compared to $5.03 billion at December 31, 2015, an increase of $119 million for the nine months ended September 30, 2016, or an annualized 3.2%. The loan growth for the nine-month period consisted of commercial loan growth of $35.9 million (1.9% annualized), consumer loan growth of $100.2 million (13.7% annualized), and HELOC loan growth of $1.6 million (1.0% annualized), offset by a reduction in residential loan balances of $16.0 million (1.7% annualized).

PNB's allowance for loan losses decreased by $2.9 million, or 5.3%, to $51.6 million at September 30, 2016, compared to $54.5 million at December 31, 2015. Net charge-offs were $2.4 million, or an annualized 0.06% of total average loans, for the nine months ended September 30, 2016. Refer to the “Credit Metrics and (Recovery of) Provision for Loan Losses” section for additional information regarding PNB's loan portfolio and the level of (recovery of) provision for loan losses recognized in each period presented.

Guardian Financial Services Company (GFSC)

The table below reflects GFSC's net income (loss) for the first, second and third quarters of 2016, for the first nine months of 2016 and 2015, and for the fiscal years ended December 31, 2015 and 2014.

(In thousands)	Q3 2016	Q2 2016	Q1 2016	Nine months YTD 2016	Nine months YTD 2015	2015	2014
Net interest income	$1,472	$1,440	$1,504	$4,416	$5,014	$6,588	$7,457
(Recovery of) provision for loan losses	(313)	1,444	527	1,658	1,086	1,415	1,544
Other (loss) income	(1)	—	—	(1)	2	2	(1)
Other expense	800	(966)	3,798	3,632	2,264	2,984	4,103
Income (loss) before income taxes	$984	$962	$(2,821)	$(875)	$1,666	$2,191	$1,809
Federal income taxes (benefit)	344	336	(985)	(305)	584	768	634
Net income (loss)	$640	$626	$(1,836)	$(570)	$1,082	$1,423	$1,175

The provision for loan losses of $1.7 million for the nine months ended September 30, 2016 represented an increase of $572,000, compared to $1.1 million for the same period of 2015. Refer to the “Credit Metrics and (Recovery of) Provision for Loan Losses” section for additional information regarding Guardian's loan portfolio and the level of (recovery of) provision for loan losses recognized in each period presented.

Other expense of $3.6 million for the nine months ended September 30, 2016 represented a $1.3 million increase compared to $2.3 million for the first nine months of 2015. The fluctuations in other expense during 2016 primarily related to the ongoing evaluation of litigation accruals.

The table below provides certain balance sheet information and financial ratios for GFSC as of September 30, 2016, December 31, 2015 and September 30, 2015.

(In thousands)	September 30, 2016	December 31, 2015	September 30, 2015	% change from 12/31/15	% change from 09/30/15
Loans	$32,236	$35,469	$35,942	(9.12)%	(10.31)%
Allowance for loan losses	1,988	2,041	2,080	(2.60)%	(4.42)%
Net loans	30,248	33,428	33,862	(9.51)%	(10.67)%
Total assets	32,759	35,793	36,517	(8.48)%	(10.29)%
Average assets (1)	33,621	37,675	38,171	(10.76)%	(11.92)%
Return on average assets (2)	(2.27)%	3.78%	3.79%	N.M.	N.M.
(1) Average assets for the nine months ended September 30, 2016 and 2015, and for the fiscal year ended December 31, 2015.
(2) Annualized for the nine months ended September 30, 2016 and 2015.

Park Parent Company

The table below reflects the Park Parent Company net loss for the first, second and third quarters of 2016, for the first nine months of 2016 and 2015, and for the fiscal years ended December 31, 2015 and 2014.

(In thousands)	Q3 2016	Q2 2016	Q1 2016	Nine months YTD 2016	Nine months YTD 2015	2015	2014
Net interest income (expense)	$20	$(32)	$(1)	$(13)	$229	$239	$(2,012)
Provision for loan losses	—	—	—	—	—	—	—
Other income	131	116	132	379	388	513	175
Other expense	1,840	2,209	3,337	7,386	5,951	9,972	8,000
Loss before income tax benefit	$(1,689)	$(2,125)	$(3,206)	$(7,020)	$(5,334)	$(9,220)	$(9,837)
Federal income tax benefit	(1,024)	(1,056)	(1,372)	(3,452)	(3,680)	(4,671)	(4,787)
Net loss	$(665)	$(1,069)	$(1,834)	$(3,568)	$(1,654)	$(4,549)	$(5,050)

The net interest income (expense) for Park's parent company included, for all periods presented, interest income on loans to SEPH and on subordinated debt investments in PNB, which were eliminated in the consolidated Park National Corporation totals. Additionally, net interest income (expense) included, for all periods presented, interest expense related to the $30.00 million of 7% Subordinated Notes due April 20, 2022 issued by Park to accredited investors on April 20, 2012. Results for the fiscal year ended December 31, 2014 included, in addition to the items previously discussed, interest expense related to the $35.25 million of 10% Subordinated Notes due December 23, 2019 issued by Park to accredited investors on December 23, 2009. Park paid off the $35.25 million outstanding principal amount of the 10% Subordinated Notes due December 23, 2019, plus accrued interest, on December 24, 2014, the earliest redemption date allowable under the related note purchase agreement dated December 23, 2009.

Other expense of $7.4 million for the nine months ended September 30, 2016 represented an increase of $1.4 million, or 24.1%, compared to $6.0 million for the nine months ended September 30, 2015. The $1.4 million increase was primarily related to an increase of $604,000 in professional fees and services, an increase of $483,000 in miscellaneous other expense and an increase of $368,000 in salaries expense.

SEPH

The table below reflects SEPH's net income (loss) for the first, second and third quarters of 2016, for the first nine months of 2016 and 2015, and for the fiscal years ended December 31, 2015 and 2014. SEPH holds the remaining assets and liabilities retained by Vision subsequent to the sale of the Vision business on February 16, 2012. Prior to holding the remaining Vision assets, SEPH held OREO assets that were transferred from Vision to SEPH. This segment represents a run-off portfolio of the legacy Vision assets.

(In thousands)	Q3 2016	Q2 2016	Q1 2016	Nine months YTD 2016	Nine months YTD 2015	2015	2014
Net interest income (expense)	$8	$71	$1,161	$1,240	$(37)	$(74)	$958
Recovery of loan losses	(3,708)	(169)	(1,150)	(5,027)	(2,767)	(4,090)	(12,394)
Other income	1,126	112	34	1,272	1,434	1,848	5,991
Other expense	1,789	1,332	1,404	4,525	4,939	6,182	11,766
Income (loss) before income taxes	$3,053	$(980)	$941	$3,014	$(775)	$(318)	$7,577
Federal income tax expense (benefit)	1,070	(343)	329	1,056	(271)	(111)	2,652
Net income (loss)	$1,983	$(637)	$612	$1,958	$(504)	$(207)	$4,925

SEPH's financial results for the nine months ended September 30, 2016 included net recoveries of $5.0 million. The net recoveries during 2016 consisted of $212,000 in charge-offs offset by recoveries from loans previously charged off of $5.2 million. The $414,000 decrease in other expense for the nine months ended September 30, 2016 compared to the same period of 2015 was primarily the result of a $390,000 decrease in OREO related expenses and a $843,000 decrease in expense related to reserves established for potential mortgage loan repurchases, offset by increases in legal fees of $275,000 and management and consulting services of $675,000.

Legacy Vision assets at SEPH totaled $22.3 million as of September 30, 2016. In addition to these SEPH assets, PNB participations in legacy Vision assets totaled $9.6 million at September 30, 2016.

Park National Corporation

The table below reflects Park's consolidated net income for the first, second and third quarters of 2016, for the first nine months of 2016 and 2015, and for the fiscal years ended December 31, 2015 and 2014.

(In thousands)	Q3 2016	Q2 2016	Q1 2016	Nine months YTD 2016	Nine months YTD 2015	2015	2014
Net interest income	$58,533	$57,485	$59,819	$175,837	$169,765	$227,632	$225,044
(Recovery of) provision for loan losses	(7,366)	2,637	910	(3,819)	5,648	4,990	(7,333)
Other income	20,535	18,736	17,389	56,660	58,255	77,551	75,549
Other expense	46,756	45,306	49,899	141,961	137,816	186,614	187,510
Income before income taxes	$39,678	$28,278	$26,399	$94,355	$84,556	$113,579	$120,416
Federal income taxes	12,229	8,280	7,713	28,222	24,433	32,567	36,459
Net income	$27,449	$19,998	$18,686	$66,133	$60,123	$81,012	$83,957

Credit Metrics and (Recovery of) Provision for Loan Losses

On a consolidated basis, Park reported a recovery of loan losses for the nine months ended September 30, 2016 of $3.8 million, compared to a provision for loan losses of $5.6 million for the same period in 2015. The table below shows a breakdown of the (recovery of) provision for loan losses by reportable segment.

(In thousands)	Q3 2016	Q2 2016	Q1 2016	Nine months YTD 2016	Nine months YTD 2015	2015	2014
PNB	$(3,345)	$1,362	$1,533	$(450)	$7,329	$7,665	$3,517
GFSC	(313)	1,444	527	1,658	1,086	1,415	1,544
Park Parent	—	—	—	—	—	—	—
Total Ongoing Operations	$(3,658)	$2,806	$2,060	$1,208	$8,415	$9,080	$5,061
SEPH	(3,708)	(169)	(1,150)	(5,027)	(2,767)	(4,090)	(12,394)
Total Park	$(7,366)	$2,637	$910	$(3,819)	$5,648	$4,990	$(7,333)

PNB had net charge-offs of $2.4 million, GFSC had net charge-offs of $1.7 million, and SEPH had net recoveries of $5.0 million for the nine months ended September 30, 2016, resulting in net recoveries of $886,000 for Park. Recovery of loan losses at Park on a consolidated basis were $3.8 million for the nine months ended September 30, 2016, which was $2.9 million higher than net recoveries of $886,000. The primary reason for the $2.9 million recovery of loan losses in excess of the net recoveries was due to Park's ongoing evaluation of the required allowance for loan losses to cover probable incurred losses in the Park loan portfolio.

The table below provides additional information related to specific reserves and general reserves for Park's ongoing operations as of September 30, 2016, December 31, 2015 and September 30, 2015.

(In thousands)	9/30/2016	12/31/2015	9/30/2015
Total allowance for loan losses	$53,562	$56,494	$58,483
Specific reserve	4,232	4,191	5,738
General reserve	$49,330	$52,303	$52,745

Total loans	$5,172,601	$5,052,932	$4,984,449
Impaired commercial loans	64,313	66,232	54,537
Total loans less impaired commercial loans	$5,108,288	$4,986,700	$4,929,912

General reserve as a % of total loans less impaired commercial loans	0.97%	1.05%	1.07%
Note: The table above includes only those loans at PNB and GFSC, as these are the entities that have an ALLL balance. The table in the "Asset Quality Information" section of the financial information included with the Financial Results News Release, includes all Park loans (including those at SEPH) and thus shows slightly different information.

The allowance for loan losses of $53.6 million at September 30, 2016 represented a $2.9 million or 5.2% decrease, compared to $56.5 million at December 31, 2015. This decrease was the result of a $3.0 million decrease in general reserves which occurred in the third quarter of 2016 following Park's re-evaluation of the allowance for loan losses required to cover probable incurred losses in the loan portfolio.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Park cautions that any forward-looking statements contained in this Current Report on Form 8-K or made by management of Park are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include, without limitation: Park's ability to execute our business plan successfully and within the expected timeframe; general economic and financial market conditions, specifically in the real estate markets and the credit markets, either nationally or in the states in which Park and our subsidiaries do business, may experience a slowing or reversal of the recent economic expansion in addition to continuing residual effects of recessionary conditions and an uneven spread of positive impacts of recovery on the economy and our counterparties, including adverse impacts on the demand for loan, deposit and other financial services, delinquencies, defaults and counterparties' ability to meet credit and other obligations; changes in interest rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet as well as reduce interest margins; changes in consumer spending, borrowing and saving habits, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors; changes in unemployment; changes in customers', suppliers', and other counterparties' performance and creditworthiness; asset/liability repricing risks and liquidity risks; our liquidity requirements could be adversely affected by changes to regulations governing bank and bank holding company capital and liquidity standards as well as by changes in our assets and liabilities; competitive factors among financial services organizations could increase significantly, including product and pricing pressures, changes to third-party relationships and our ability to attract, develop and retain qualified bank professionals; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and our subsidiaries, including major reform of the regulatory oversight structure of the financial services industry and changes in laws and regulations concerning taxes, pensions, bankruptcy, consumer protection, accounting, banking, securities and other aspects of the financial services industry, specifically the reforms provided for in the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as well as regulations already adopted and which may be adopted in the future by the relevant regulatory agencies, including the Consumer Financial Protection Bureau, to implement the Dodd-Frank Act's provisions, the Budget Control Act of 2011, the American Taxpayer Relief Act of 2012, the JOBS Act, the FAST Act and the Basel III regulatory capital reforms; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies, and the accuracy of our assumptions and estimates used to prepare our financial statements; the effect of trade, monetary, fiscal and other governmental policies of the U.S. federal government, including money supply and interest rate policies of the Federal Reserve; disruption in the liquidity and other functioning of U.S. financial markets; the impact on financial markets and the economy of any changes in the credit ratings of the U.S. Treasury obligations and other U.S. government-backed debt, as well as issues surrounding the levels of U.S., European and Asian government debt and concerns regarding the creditworthiness of certain sovereign governments, supranationals and financial institutions in Europe and Asia; the uncertainty surrounding the United Kingdom's exit from the European Union and its consequences; our litigation and regulatory compliance exposure, including any adverse developments in legal proceedings or other claims and unfavorable resolution of regulatory and other governmental examinations or other inquiries; the adequacy of our risk management program; the ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors and other service providers, including as a result of cyber attacks; fraud, scams and schemes of third parties; the impact of widespread natural and other disasters, pandemics, dislocations, terrorist activities or international hostilities on the economy and financial markets generally or on US or our counterparties specifically; demand for loans in the respective market areas served by Park and our subsidiaries; and other risk factors relating to the banking industry as detailed from time to time in Park's reports filed with the SEC including those described in "Item 1A. Risk Factors" of Part I of Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Park does not undertake, and specifically disclaims any obligation, to publicly release the results of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement was made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Item 8.01 - Other Events

Declaration of Cash Dividend

As reported in the Financial Results News Release, on October 24, 2016, the Park Board of Directors declared a $0.94 per share quarterly cash dividend in respect of Park's common shares. The dividend is payable on December 9, 2016 to common shareholders of record as of the close of business on November 18, 2016. A copy of the Financial Results News Release is included as Exhibit 99.1 and the portion thereof addressing the declaration of the cash dividend by Park's Board of Directors is incorporated by reference herein.

Prepayment of FHLB Advances

On October 20, 2016, Park prepaid $50 million of Federal Home Loan Bank (“FHLB”) advances, incurring a $5.6 million prepayment penalty.  These advances had an interest rate of 3.15% and a maturity date of November 13, 2023.  The borrowing that was prepaid had an expected annual cost of $1.6 million.  The prepayment was the result of management’s analysis of Park’s consolidated balance sheet and consideration of current and anticipated financial performance.

The prepayment was made using excess cash, which averaged $220.5 million for the nine months ended September 30, 2016. Excess cash is shown as money market instruments on the consolidated balance sheet and is invested overnight with the Federal Reserve at the overnight federal funds sold rate. For the nine months ended September 30, 2016, Park earned 0.51% on these money market instruments.

Item 9.01 - Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.        Description

99.1	News Release issued by Park National Corporation on October 24, 2016 addressing financial results for the three and nine months ended September 30, 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: October 24, 2016	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated October 24, 2016

Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on October 24, 2016 addressing financial results for the three and nine months ended September 30, 2016.